EXHIBIT NO. 99.(i) 5

April 29, 2013

MFS Variable Insurance Trust III
c/o Massachusetts Financial Services Company
111 Huntington Avenue
Boston, MA 02199

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 333-59093 and 811-08879) (the “Registration Statement”) of MFS Variable Insurance Trust III (formerly, Sun Capital Advisers Trust (the “Trust”)), of our opinion dated December 7, 2012, appearing in Post-Effective Amendment No. 35 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 7, 2012.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP